Exhibit 10.8

Working Capital Loan Contract

Contract NO. 2012EZYloan10801

THIS CONTRACT (“Contract”) is made by the Parties listed hereunder:

Borrower: Laifeng Anpulo (Group) Food Development Co., Ltd.,
Business Licence No: 422827000001641
Legal Representative: Wenping Luo
Address: Hangkong Road, Xiangfeng Town, Laifeng County
Post code: 445700
Banking accounts: Laifeng Branch of Bank of China Limited
Tel: 0718-6285928
Fax: 0718-6285928

Lender: Enshi Branch of Bank of China Limited
Person in Charge: Xiaonong Ma
Address: No. 35, Hangkong Road, Enshi City, Hubei Province
Post code: 445000
Tel: 0718-8248218
Fax: 0718-8248218

Upon equal negotiations and mutual agreement, the Lender and the Borrower enter into this Contract in relation to the provision of relevant loan by the Lender to the Borrower.

Article 1 Amount of Loan

1.1 Currency of loan: RMB

1.2 Amount of loan: RMB 28,000,000.00 (RMB TWENTY-EIGHT MILLION Yuan ONLY)

Article 2 Term of the Loan

The term of the loan hereunder shall be 24 months commence from the actual drawdown date, or if there are withdrawn by installments, the term commence from the first drawdown installment date.

The Borrower shall make drawdown strictly comply with the agreed drawdown date hereunder, and shall make repayment in accordance with the amount and schedule as required under this Contract even if the actual drawdown date is latter than the agreed drawdown date.

Article 3 Purpose of Loan

Purpose: For working capital used for purchasing hogs, hogs slaughtering and selling.

Without written consent of the Lender, the Borrower may not use the loan for any purpose other than those abovementioned. The loan cannot used for including but not limited to: invest in fixed assets or equity investments, or any other purpose prohibited or restricted by applicable laws and regulations.

Article 4 Interest Rate and Interest Calculation

4.1 Interest Rate

Interest rate for the loan shall be determined in accordance with Item (2)below:

(1) Fixed interest rate at N/A % per annum, which shall remain unchanged within the term of this Contract.

(2) Floating interest rate. The interest determination date shall be the actual drawdown date (or if there are withdrawn by installments, the drawdown date) of the loan. The rate shall be adjusted every 12 months, and the first day of each subsequent float period shall be the interest determination date of that float period. Viz. the benchmark interest rate applicable to each interest period subsequent to the initial period shall be determined on the same numerical date in the month of such adjustment as the drawdown date. If there is no same numerical date in the month of adjustment as the drawdown date, the benchmark interest rate for such period shall be determined on the last day of such month of adjustment

For each drawdown

Floating interest rate for a RMB loan

A. the interest for the first-term(from the actual drawdown date to expiration date of that float period) loan shall be the benchmark lending rate for loans with a term of two (2) years as stipulated by the People’s Bank of China on the actual drawdown date;

B. the applicable interest for each float period shall be calculated according to the loan interest rate as adjusted and applicable to such float period stipulated by the People’s Bank of China on the adjustment date.

4.2 Interest Calculation

Loan interest shall be calculated from the actual drawdown date on the basis of the actual drawdown amount and the actual day number that the borrowed amount outstanding.

Interest calculation formula: interest= principal amount * actual number of days * daily interest rate

The basis for calculating the daily interest rate shall be 360 days per annum, and the conversion formula shall be: daily interest rate= annual interest rate/360.

4.3 Interest Settlement

Interest for the loan shall be settled in accordance with Item (2) below:

(1) If interest is settled on a quarterly basis, the settlement date shall be 20th day of the last month of each quarter, and the 21st day shall be the interest paying date.

(2) If interest is settled on a monthly basis, the settlement date shall be 20th day of each month, and the 21st day shall be the interest paying date.

If the repayment date for the last installment of the principal is not the interest paying date, the interest paying date shall be the repayment date for the last installment of the principal. The Borrower shall repay all the interest hereof to the Lender.

4.4 Penalty Interest

(1) Penalty interest will be imposed on any overdue amount (overdue penalty interest rate), or on any amount that is used for any purpose other than those set out hereunder (misappropriation penalty interest rate).

If overdue and misappropriation exists simultaneously, the applied penalty interest rate shall be the higher of the two rates mentioned above.

(2) Compound interest will accrue at the overdue penalty interest rate under Article 4.3 on any interest that the Borrower fails to pay when it becomes due.

(3) Penalty interest rate

Penalty interest rate for loan of floating interest rate

Penalty interest rate shall be adjusted in accordance with the floating interest rate under Article 4.1. The overdue penalty interest rate shall be 30% above the original interest rate and the misappropriation penalty interest rate shall be 50 % above the original interest rate.

Article 5 Preconditions to withdraw the Loan

The following conditions shall be satisfied by the Borrower before the loan drawdown:

5.1 This Contract and the appendices hereof have become effective;

5.2 The Borrower has provided guarantor as required by the Lender. All guarantor documents have been duly obtained relevant approvals, fillings and registrations formalities in accordance with the applicable legal requirement;

5.3 The Borrower has furnished the Lender with all the relevant copies of documents, receipts, seals, personnel roll, signature, and the documents concerned have been dully filled;

5.4 The Borrower has opened an applicable bank account in accordance with the Lender’s requirement;

5.5 The Borrower has submitted a drawdown application and the supporting documents concerning the purpose of the loan to the Lender at least 10 bank business days prior to the proposed drawdown date, and the formality of drawdown has been completed;

5.6 The Borrower has furnished the Lender with the valid, genuine a resolutions and authorizations of the board of directors or other authorities that approve the application, signing and performance of this Contract;

5.7 Other materials required by law or both parties: N/A

The Lender has no obligation to advance any loan to the Borrower until all abovementioned conditions have been satisfied by the Borrower or waived by the Lender

Article 6 Drawdown

6.1 The Borrower shall make drawdown according to the schedule and method in accordance with Item (1)below:

(1) The drawdown shall be made in one lump sum on October 31, 2012. (The actual drawdown date is subject to relevant receipt of loan.)

(2) The final drawdown shall be made before N/A.

(3) The drawdown shall be made in accordance with the schedule below:

Date	Amount
N/A	N/A
N/A	N/A
N/A	N/A

6.2 If the Borrower fails to make drawdown as required above, the Lender may cancel all or part of the loan.

6.3 Commitment Fee

In the event that the Borrower fails to make drawdown in full before the drawdown date as agreed, the commitment fee as prescribed below shall be imposed on the “undrawn loan”, which shall be the difference between the amount of the loan during the period and the amount for which the Borrower has made drawdown.

Amount of the commitment fee shall be calculated in accordance with the undrawn loan, the number of the overdue days and a rate of 1% per annum.

The date of collecting the commitment fee shall be October 31, 2012. (The actual collecting date is subject to relevant receipt of loan.)

7. Delivery of the Loan

7.1 Loan Delivery Account

The Borrower shall open an account in the Lender and which shall be used for receiving the loan in accordance with this Contract:

The account information:

Name: Laifeng Anpulo (Group) Food Development Co., Ltd.,

Account Number:【572957549394】

7.2 Method of Loan Delivery

(1) The method of the loan delivery shall comply with relevant regulatory requirements, management requirement and articles hereunder. The method of a single loan drawdown shall be confirmed in the drawdown application, in the event that the loan delivery method chosen by the Borrower in the drawdown application is deemed not satisfied with the Lender’s requirement, the Lender may alter the method of delivery or cancel the delivery.

(2) Entrusted delivery refers to the delivery of the proceeds of the loan to relevant payees for the purpose as agreed under this Contract upon and in accordance with drawdown request and delivery entrustment issued by the Borrower. In accordance with relevant regulatory requirement and management requirement of the China Banking Regulatory Commission (“CBRC”) and the Lender, a loan meeting any of conditions as below shall be subject to the entrusted delivery arrangement:

A. The Borrower obtains the loan from the Lender for the first time and whose credit rating is not meeting the requirement of the Lender;

B. The payees is explicit (including the account name and number) in the drawdown request and a single drawdown is over 5 millionRMB (excluding the foreign currency shall be converted at the exchange rate of N/A on the actual drawdown date)

C. Other condition agreed by both parties: N/A

(3) Delivery of the Borrower at its own discretion refers to the delivery of the proceeds of the loan to relevant payees by the Borrower for the purpose as agreed under this Contract after the relevant proceeds of the loan has been paid to the Borrower’s account upon the drawdown request. Except for the conditions stipulated in the abovementioned term of Entrusted delivery, all the method of delivery of the loan shall be the delivery of the Borrower at its own discretion.

(4) Change the method of delivery. In the event of any change to the delivery to others by the Borrower and the credit rating of the Borrower after the drawdown request has been submitted, the delivery method shall be changed if the delivery of the Borrower at its own discretion meeting the requirements of the Item (2) of Article 7.2 hereunder.

7.3 Requirements for Entrusted Delivery

(1) Entrusted Delivery. In the event that the loan delivery is applicable to the entrusted delivery, the Borrower shall submit a drawdown request with an entrusted delivery agreement to the Lender. After the relevant proceeds of the loan has been paid to the Borrower’s account, the Lender will pay the proceeds of the loan to such payees for the purpose as agreed under this Contract basing on the entrusted delivery agreement and the specific names and account information of the relevant payees thereof.

(2) Provision of the transaction documents. In the event that the loan delivery is applicable to the entrusted delivery, the Borrower shall provide the information of specific names and account information of the relevant payees and the supporting documents concerning the purpose of loan which is consistent with the purpose as agreed hereunder. All documents and information provided by the Borrower to the Lender are true, complete and effective. The Lender shall not be liable for any nonperformance of delivery arising from any untrue, inaccurate or incomplete transaction documents provided by the Borrower, and the repayment obligations of the Borrower thereof shall not be affected thereby.

(3) Performance of Entrusted Delivery

A. In the event of entrusted delivery, the Lender shall pay the loan to the payees via the account of the Borrower upon reviewing the entrusted delivery agreement and the transaction documents provided by the Borrower.

B. In the event that the supporting documents concerning the purpose of loan is inconsistent with the purpose as agreed hereunder or has any other defects, the Lender may request the Borrower to make supplement, replacement, explanation or resubmission to the relevant documents and is of the right to refuse the delivery of loan until the eligible documents are provided by the Borrower.

C. The Lender shall not be liable for any nonperformance of delivery due to the fact that the remittances is returned by the bank of the payees, and the repayment obligations of the Borrower thereof shall not be affected thereby. In such event, the Lender may freeze up the retuned remittances and the Borrower shall resubmit the entrusted delivery agreement and the transaction documents to the Lender.

(4) The Borrower shall not break the loan which is subject to entrusted delivery into parts to dodge entrusted delivery.

7.4 The Borrower shall timely provide utilization record and relevant documents concerning the loan to the Lender in accordance with the Lender’s requirement, such documents shall including but not limited to: N/A.

7.5 In the event of the following conditions, the Lender may cease to pay the loans to the Borrower under this Contract or reconfirm the amount and delivery terms of the loan:

(1) The Borrower violates this Contract and breaks the loan which is subject to entrusted delivery into parts to dodge entrusted delivery.

(2) The credit rating and profit ability of main business of the Borrower suffer deterioration.

(3) There is abnormal change to the fund utilization.

(4) The Borrower fails to provide timely utilization record and relevant documents concerning the loan to the Lender in accordance with the Lender’s requirement.

(5) The utilization of the loan by the Borrower is inconsistent with the terms under this Contract.

Article 8 Repayment

8.1 The Borrower shall designate the following special collection account, which will be used to collect relevant fund to be used to repay the loan. The Borrower shall submit the cash flow related to such account. The Lender may supervise on the special collection account and require the Borrower to give explanation on abnormal change to the cash flow concerning to such account.

Name: Laifeng Anpulo (Group) Food Development Co., Ltd.,

Account Number:【572957549394】

8.2 Unless otherwise agreed, the Borrower shall repay the loans hereunder in accordance with Item (1) below:

(1) The Borrower shall fully repay the loan in one lump sum on the maturity date according to the Contract.

(2) The Borrower shall repay the loan in installments according to the following schedule

Date	Amount
N/A	N/A
N/A	N/A

(3) Other repayment plan: N/A

In the event that the Borrower requires altering the abovementioned repayment schedule, a written request shall be submitted to the Lender at least 30 bank business days prior to the proposed repayment date and the new repayment schedule shall be confirmed in writing by both parties.

8.3 Unless otherwise agreed, if the Borrower fails to repay both the principal and interest on the due date, the Lender may decide the priority sequence of each item to be settled; in the event that the repayment are made in installments and there are more than one due or overdue loans, the Lender may decide the priority sequence of each loan to be settled; in the event that there are more than one due or overdue loans contracts, the Lender may decide the priority sequence of each contract to be performed.

8.4 Unless otherwise agreed, the Borrower may prepay the loan upon a prepayment notice not less than 15 bank business days to the Lender. The amount prepaid shall be used to repay the last maturing loan first, i.e., repay in a reverse chronological order.

The Borrower shall pay a prepayment fee of 1%of the amount to be prepaid in the event of any prepayment of the loan or any part thereof.

8.5 The Borrower shall repay the loans hereunder in accordance with Item (1) below:
(1) The Borrower shall, on the day that is 10 bank business day prior to the repayment date and each interest settlement date, deposit into the following repayment account opened by the Borrower sufficient fund to repay the principal and interest to be paid on such repayment date or interest settlement date. The Lender may transfer an amount equal to such principal and interest out of such account on such repayment date or interest settlement date without further instruction from the Borrower.

Repayment Account Name: Laifeng Anpulo (Group) Food Development Co., Ltd.,

Account Number: 【572957549394】

(2) Other repayment method: N/A

Article 9 Security

9.1 The Borrower shall provide the following security for the loan hereunder:

This Contract shall be the master contract of the Pledge Contracts (Contact No:2012EZYDZ101801, 2012EZYDZ101802 and 2012EZYDZ101803) made between the Borrower and the guarantors of Laifeng City Construction Investment Co., Ltd., Wenping Luo and Junyi Luo.

Laifeng Anpulo Yunxing Transportation Co., Ltd., Wenping Luo and Jinfeng Hu shall undertake joint liability for the security and shall enter into Guarantor Contracts, the contract numbers of which are 2012EZYBZ101801 and 2012EZYBZ101802.

9.2 The Borrower shall provide other security that is acceptable to the Lender in the event of any damage, depreciation, title dispute, seizure or attachment of the collateral hereunder, or unauthorized disposal of the collateral by the mortgagor, or any adverse change to the guarantor's financial condition, or any other adverse change to the claims of the Lender.

Article 10Representations and Warranties

10.1 The Borrower makes the following representations to the Lender:

(1) The Borrower is legally and effective registered, and has all qualifications and capacity to enter into and perform this Contract.

(2) The Borrower has obtained all necessary authorizations or approvals to enter into this Contract. Its execution and performance of this Contract does not violate its articles of association or any applicable laws or regulations, or conflict with any of its obligations under other contracts. All essential approval, permission and registration have obtained or will be obtained by the Borrower.

(3) All documents, financial statements, vouchers and information provided by the Borrower to the Lender are true, accurate, complete and effective and do not contain any false record, gross omission or misleading statement.

(4) The transaction background hereunder shall be real, legal and do not use for money laundering and other illegal purpose.

(5) The Borrower has not concealed any past or on-going situation which may affect the Lender’s judgment on the Borrower’s financial status and ability to repay the Facility.

(6) The project related to the loan is meeting the national environmental protection standard and is not the prohibitive project of consuming energy and polluting environment identified by the authorities.

(7) Others: N/A

10.2 The Borrower makes the following warranties to the Lender:

(1) The Borrower shall regularly provide the financial and accounting reports (including but not limited to annual reports, quarterly reports and monthly reports) to the Lender;

(2) If the Borrower has entered into or will enter into any counter guarantor contracts with the guarantors hereunder, such counter guarantor contracts shall not cause any adverse impact on the Lender's rights and interests hereof.

(3) The Borrower shall accept and actively cooperate with the Lender's credit check and supervision. In the event of the delivery of the Borrower at its own discretion, the Borrower shall regularly summarize and report information on the use of the loan as requested by the Lender, the date of such report shall be: before 10th of the following month.

(4) The Borrower undertakes to obtain prior written consent of the Lender, before it carries out any merger, division, decrease of capital, equity change, transfer of material assets and creditor's rights, material external investment, material increase of debt financing and other action that may cause an adverse impact on the Lender's rights and interests.

The Borrower undertakes to promptly notify the Lender upon occurrence of any of the following events:

A. any change to its articles of association, business scope, registered capital or legal representative;

B. any change to its business pattern, such as any association, joint venture or cooperation with foreign entity, contract management, reorganization, restructuring or listing;

C. it is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to seizure, attachment or supervision in accordance with applicable laws;

D. its winding-up, dissolution, liquidation, suspension of business, revocation or cancellation of its business licence, or application (or be applied for) for bankruptcy;

E. any of its shareholders, directors or current senior management personnel is suspected of major crime or involved in any material economic dispute;

F. any violation to other contracts of the Borrower; or

G. the business or finance of the Borrower suffers difficult or deterioration.

(5) The debt hereunder is senior to the debts owed by the Borrower to its shareholders, and is not subordinated to similar debts owed by the Borrower to other creditors.

(6) The Borrower undertakes not to distribute any dividend or profit in any form before full settlement of principal, interest and other amount payable in relation to the loan hereunder.

(7) The Borrower undertakes not to dispose of its own assets in a way that will reduce its ability to repay its debts. The Borrower undertakes not to provide security higher than 0.5 times of its own assets or exceeds the limited stipulated in its articles of association to any third party.

(8) Unless stipulated in this Contract or otherwise agreed by the Lender, the Borrower shall not remit the loan hereunder to any associated account or account of the same name.

If the loan hereunder is required to remit to any associated account or account of the same name, the Borrower shall provide relevant documents to the Lender.

(9) The Borrower undertakes the security, loan interest rate and priority sequence of settlement for the loan hereunder shall not less favorable than any other financial institutions it provide to at present or in the future.

(10) The Lender may require the Borrower to early repay any loan based on the Borrower's collection of receivables.

(11) Others: N/A

Article 11 Disclose of Related Transaction

Item 11.1 below shall be applicable to both parties:

11.1 The Borrower does not belong to the Customer Groups as stipulated in the Guidelines for the Risk Management by Commercial Banks for Granting Credit to Customer Groups (“Guidelines”)

Article 12 Default

The Borrower will be in default upon occurrence of any of the following events:

1. Borrower fails to make repayment and settlement to lender according to the provisions of this Contract;

2. Borrower fails to withdraw the loan through the agreed methods in this Contract or to utilize the loan on the agreed ways in this Contract;

3. The declaration that borrower made in this contract is not true or the borrower in violation of his commitment in this contract;

4. Under the conditions regulated under the Article 10.2 (4), when lender believes which may affect the borrower’s or guarantor’s financial condition or performing capabilities, and borrower fails to provide a new replacement of security or guarantor;

5.The Borrower's credit status decrease, whose ability to make profit, repay debts or operate its business, or its financial indicators such as cash flow do not comply with agreed standard in this contract or other financial agreement;

6. The Borrower is in default under the contract with the Lender or other institutions of Bank of China;

7. The Guarantor breach the security contract or the Guarantor is in default under the contract with the Lender or other institutions of Bank of China;

8. The Borrower is under termination of business, dissolution, cancellation of business license or bankruptcy;

9. The Borrower is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to attachment, seizure or enforcement, or the Borrower is investigated or punished by any competent judicial or administrative authority in accordance with laws, which has affected or may affect performance of its obligations hereunder;

10. There is any abnormal change or missing of major individual investor or key management personnel of the Borrower, or any competent judicial authority has launched investigation on or restricted right of freedom of such investor or personnel in accordance with laws, which has affected or may affect performance of the Borrower's obligations hereunder;

11. At the annual reviewing on the Borrower’s financial condition and performance capability, the Lender find some situation that may affect the Borrower or Guarantor’s financial condition and performance capability;

12. There is any abnormal or large amount of cash flow in or out of the designated repayment account, besides the Borrower fail to provide the Lender any acceptable document to explain;

13. The Borrower in violate with any other provisions of this contract concerning to Parties’ rights and liabilities.

If the Borrower is in default, the Lender may take any one or more of the following steps:

1. The Lender may require the Borrower to remedy its default within a designated period;

2. The Lender can make full or partial reduction, suspension or cancellation, termination of the Borrower’s credit limit;

3. The Lender may cease to advance the loans and other amounts to the Borrower under this Contract or any other contract between the Lender and the Borrower, and cancel portion or the entirety of the loan or other amount for which the Borrower has not made drawdown;

4. The Lender may declare immediate maturity of all outstanding loans and other amounts under this Contract or any other contract between the Lender and the Borrower, and require immediate repayment, in full or partial, of such loans and amounts;

5. The Lender may terminate or cancel this contract, and terminate or cancel the portion or the entirety of the other contracts between the Borrower and the Lender;

6. The Lender may require the Borrower to compensate the Lender against all losses caused by such default of the Borrower;

7. The Lender may deduct relevant amount from all RMB and foreign exchange accounts opened by the Borrower with the Lender or any other institutions of Bank of China to set off such debt in full or in part. The undue account is considered early maturity. If the currency of deducted amount is different from that of the loan hereunder, the amount will be converted in accordance with applicable exchange rate published by the Lender on the date of such deduction.

8. The Lender shall be entitled to excise a security right;

9. The Lender shall be entitled to claim for the security amount against the Guarantor;

10. Other steps that are deemed necessary by the Lender.

Article 13 Persistence of Rights

If either Party does not exercise his part or all rights under this contract, or does not require the other Party to perform or to bear part or all of the obligations, which does not constitute a waiver of his rights or obligations.

If one Party has tolerance, extension or delay to excise his rights to the other Party, shall not affect any of his rights in accordance with this contract or the laws, nor deemed to be a waiver of that right.

Article 14 Alteration, Amendment and Termination

Any amendment to this Contract shall be agreed by the Parties and made in writing. Amended clauses or amendment agreement shall constitute an integral part of this Contract and have equal legal effect as this Contract.

Unless otherwise stipulated in laws and regulations or the parties agree otherwise, this Contract shall not end until all of the Borrower's obligations hereunder are fully performed.

Article 15 Governing Law and Dispute Resolution

This Contract shall be governed by the PRC law.

All disputes and controversies arising from or in connection with this Contract shall be solved by the Parties through consultations, failing which, be solved by the means agreed hereunder.

Bring suit to the court situated in the Lender’s domicile location or Bank of China’s other institutions’ domicile location.

Before the dispute resolved, if the dispute does not affect the performance of the other provisions of this contract, the other terms should continue to be performed by both Parties.

Article 16 Appendices

The following appendices and other appendices as confirmed by both parties shall constitute integral part of this Contract and have equal legal effect as this Contract:

Appendix 1: Form of Drawdown Request

Article 17 Miscellaneous

17.1 The Borrower may not transfer any of its rights or obligations hereunder without written consent of the Lender.

17.2 The Borrower acknowledges that the Lender or Bank of China may, based on operation and management requirements, authorize or appoint any other institutions of Bank of China to perform the rights and obligations hereunder, or transfer the loan hereunder to any other institutions of Bank of China. Such transfer by the Lender does not require further consent of the Borrower. The institutions of Bank of China that is the transferee of the rights and obligations of the Lender hereunder may exercise all rights hereunder, and may in its own name initiate litigation or arbitration or apply for enforcement in relation to the dispute hereunder.

17.3 Without affection of any provisions of this contract, this contract is legally binding to the both parties and their respective successors or statutory assigns.

17.4 Unless otherwise agreed, the address of each Party as stated in this Contract will be its address for communication and contact. If the contact address or other contact information of a Party changes, such Party shall promptly notify the other Party of such change in writing.

17.5 The transaction under this contract is basing on each Party's solo and independent interests. If according to the relevant laws, regulations and regulatory requirements, any other parties of the transaction constitute the affiliates or related parties to the lender, the other parties of the transaction shall not seek to take advantage of this relationship affect the fairness of the transaction.

17.6 The titles and the business name within this Contract only for the convenience to the use of referring, and shall not for the interpretation of the provisions or the content of rights and obligations.

17.7 If so required by applicable laws, regulations, or other financial regulators, the Lender may provide the information related to this Contract and other information related to the Borrower to the credit information database of the People's Bank of China and other countries or other credit database created in accordance with laws for duly qualified institutions or individuals to check or use. The Lender may also enquire information related to the Borrower by using the credit information basic database of the People's Bank of China or other credit database created in accordance with laws for purpose of execution and performance of this Contract.

17.8 If a drawdown date or repayment date is not a bank business day, it shall be postponed to the immediate following bank business day.

17.9 Due to laws and regulations, changes in regulatory requirements or regulatory requirements, the Lender cannot fulfill this Contract or cannot perform in accordance with this Contract, the lender has the right to terminate or according to laws and regulations or the relevant changes to perform this Contract or any individual agreement within the Contract. The lender has liability exemption on the termination or amendment of the Contract due to the reasons aforementioned.

Article 18

This Agreement is made in quadruplicate and each party holds two copies. This Agreement will come into force upon signature and seal by legal representatives (or personnel in charge) from both Parties.

Borrower (seal): Laifeng Anpulo (Group) Food Development Co., Ltd.

Legal representative/authorized representative: /s/ Wenping Luo

Date: 2012-11-06

Lender (seal): Enshi Branch of Bank of China Limited

Person-in-charge/authorized representative: /s/ Xiaonong Ma

Date: 2012-11-06